UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________________________

FORM 8-K
 _______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT of 1934

Date of report (Date of earliest event reported):   January 29, 2019

SCHNITZER STEEL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

OREGON (State or Other Jurisdiction of Incorporation)	0-22496 (Commission File Number)	93-0341923 (I.R.S. Employer Identification No.)

299 SW Clay St., Suite 350 P.O. Box 10047 Portland, OR (Address of Principal Executive Offices)	97201 (Zip Code)

Registrant’s Telephone Number Including Area Code:  (503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report)

 _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Schnitzer Steel Industries, Inc. (the “Company”) held its 2019 annual meeting of shareholders (the "Annual Meeting") on January 29, 2019. At the Annual Meeting, all proposals passed and each of the Company's director nominees was elected. For more information on the following proposals submitted to shareholders, please see the Company’s proxy statement filed with the Securities and Exchange Commission on December 19, 2018. Below are the final voting results.

Proposal No. 1 - Election of Directors
The Company’s shareholders elected (i) Rhonda D. Hunter, (ii) David L. Jahnke (iii) William D. Larsson as Class I directors with terms expiring at the 2022 annual meeting of shareholders. The number of votes cast for or withheld and the broker non-votes were as follows:

Name	For	Withheld	Broker Non-Votes
Rhonda D. Hunter	20,207,023	398,810	3,141,570
David L. Jahnke	20,350,347	255,486	3,141,570
William D. Larsson	19,694,392	911,441	3,141,570

Proposal No. 2 - Advisory Resolution on Executive Compensation
The Company’s shareholders voted, on an advisory basis, on the Company’s executive compensation as disclosed in the Company’s proxy statement, as follows:

For	Against	Abstain	Broker Non-Votes
19,801,710	695,478	108,645	3,141,570

Proposal No. 3 - Ratification of the Selection of Independent Registered Public Accounting Firm
The Company’s shareholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2018, as follows:

For	Against	Abstain	Broker Non-Votes
23,216,796	408,470	122,137	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Dated: January 31, 2019	By:	/s/ Peter B. Saba
Name: Peter B. Saba
Title: Sr. V.P., General Counsel and Corporate Secretary